Exhibit 10.4

Bicycle Therapeutics Plc Share Option Plan

Form of Option Certificate

OPTION CERTIFICATE

THIS DEED is dated [•] 2019

THIS DEED is made between:

(1)          BICYCLE THERAPEUTICS PLC registered in England with company number 11036004 whose registered office address is Building 900, Babraham Research Campus, Babraham, Cambridgeshire, CB22 3AT (the “Company”); and

(2)         [name of Optionholder] of [address of Optionholder] (the “Optionholder”).

BACKGROUND

(A)        The Company has adopted the Bicycle Therapeutics Share Option Plan (the “Plan”) which is governed by the rules set out in the Plan as amended from time to time (the “Plan Rules” and “Rule” shall be construed accordingly).

(B)         The Company wishes to grant an option under the Plan to the Optionholder on the terms specified in this Deed (the “Option Certificate”).

(C)         The Optionholder is an [Employee/Consultant] of a Group Company (as “Group Company” is defined in the Plan Rules).

(D)         [FOR INCENTIVE STOCK OPTIONS ONLY: Status of the Option.  This Option is intended to qualify as an “incentive stock option” under Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), but the Company does not represent or warrant that this Option qualifies as such.  The Optionholder should consult with his or her own tax advisors regarding the tax effects of this Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements.  To the extent any portion of this Option does not so qualify as an “incentive stock option,” such portion shall be deemed to be a non-qualified stock option.  If the Optionholder intends to dispose or does dispose (whether by sale, gift, transfer or otherwise) of any Shares within the one-year period beginning on the date after the transfer of such shares to him or her, or within the two-year period beginning on the day after the grant of this Option, he or she will so notify the Company within 30 days after such disposition.]

AGREED TERMS

1            INTERPRETATION

1.1         Terms defined in the Plan (but not defined in this Option Certificate) shall have the same meaning in this Option Certificate as in the Plan, unless the context requires otherwise. The rules of interpretation in the Plan also apply to the Option Certificate.

1.2         A copy of the Plan may be obtained on request.

1.3         Terms in the Option Certificate such as “you” and “your” refer to and address you in your capacity as the Optionholder.

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2             GRANT OF OPTION

2.1          Subject to the other terms of this Option Certificate and the Plan, the Company grants you an option (the “Option”) to acquire [•] ordinary shares (the “Option Shares”) in the Company.

2.2          The Date of Grant of the Option is [•].

2.3          The Exercise Price of the Option is $[•] for each Option Share.

2.4          Subject to the Plan Rules, the Option shall normally Vest as follows:

[in equal tranches of 1/36th at the end of each calendar month following the Date of Grant.]

[in full on the Date of Grant.]

[as to ¼ of the total number of Shares under Option on the first anniversary of the Date of Grant and in respect of the remaining number of Shares under Option in equal tranches of 1/36th at the end of each calendar month following the first anniversary of the Date of Grant.]

3            EXERCISE OF OPTION

3.1         You may lose the ability to exercise the Option or the Option may lapse before it vests in accordance with clause 2.4 above if certain events occur, in accordance with the Plan Rules.

3.2          If you give or receive notice of termination of your employment or engagement with any Group Company you may not exercise your Option at any time while the notice remains effective.

3.3         To exercise the Option, you should complete and submit an exercise notice in the form and manner notified to you by the Company (which may be through an online share plan portal) and make payment (or other arrangements to the satisfaction of the Compensation Committee) of the aggregate Exercise Price and any liability to Tax (“Tax Liability”) due.

4            LAPSE OF THE OPTION

4.1         Other than where your Option is transferred or assigned to your personal representatives or beneficiary in the event of your death, Options may not be transferred, assigned, pledged or charged and any purported transfer, assignment, pledge or charge shall cause the Option to lapse immediately.

4.2         The Option will lapse on the first to occur of:

(a)         any transfer or purported transfer of the Option as described in clause 4.1 above;

(b)         you making or attempting to make the Option subject to a charge or any other security interest;

(c)          except as otherwise provided by the Plan Rules or determined by the Compensation Committee in accordance with the Plan Rules, the Cessation Date;

(d)         the date on which you are declared bankrupt;

(e)         the tenth anniversary of the Date of Grant; and

(f)          any other date specified in the Plan Rules.

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5            TERMS OF OPTION

5.1         The Option is subject to the Plan Rules (which are incorporated by reference in the Option Certificate), including Rule 6.4(h).

5.2         The Plan Rules shall take precedence over any conflicting statement about the terms of this Option Certificate.

6             TAX LIABILITY

By accepting the Option, you irrevocably agree to:

(a)         pay to the Company, your employer or former employer (as appropriate) the amount of any Tax Liability; or

(b)         enter into arrangements to the satisfaction of the Company, your employer or former employer (as appropriate) for payment of any Tax Liability.

7            OPTIONHOLDER DECLARATION

By countersigning this Option Certificate, you agree to be bound by the terms of this Option Certificate, the Plan Rules and any Group Company policy that may be applicable to you and the Option from time to time (the “Policies”). You have reviewed the Plan, this Option Certificate and the Policies in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Certificate and fully understand all provisions of the Plan Rules, this Option Certificate and the Policies. Save as otherwise provided in the Plan Rules, you hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee upon any questions arising under the Plan or this Option Certificate.

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.